                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SRKP 6, INC.

                    Under Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

1.   The original name of the corporation is SRKP 6, INC. (the "Corporation").

2.   The date of filing of the original certificate of incorporation of the
     Corporation with the Secretary of State of the State of Delaware was May
     24, 2005.

3.   The address of its registered office in the State of Delaware is 2711
     Centerville Road, Suite 400, Wilmington, DE 19908. The name of its registered agent at such address is Corporation Service Company.

4.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

5.   The Corporation is authorized to issue capital stock to the extent of:

     (a)  One Hundred Million (100,000,000) Shares of Common Stock, Par Value
          $.0001 per Share; and

     (b)  Ten Million (10,000,000) Shares of Preferred Stock, Par Value $.0001
          Per Share (the "Preferred Stock").

          The Board of Directors of the Corporation is expressly authorized and has the full authority to issue shares of Preferred Stock in series or subseries and, to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations, or restrictions in respect of any such series or subseries by filing a certificate pursuant to the applicable law of the State of Delaware.

6.   The Corporation is to have perpetual existence.

7.   Directors.

     (a)  Number. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of Preferred Stock to elect additional Directors under specified circumstances, the number of
          Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office;
          provided, however, that the number of Directors shall not be reduced to shorten the term of any Director then in office.

     (b)  Elections And Terms. The Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, and another class to be originally elected for a term expiring at the annual meeting of the stockholders to beheld in 2005, with each class to hold office until its successors elected and qualified. At each annual meeting of the stockholders of the Corporation beginning in fiscal year 2003, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     (c)  Newly Created Directorships And Vacancies. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the
          Board of Directors resulting from death, resignation,
          disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.
          Except as otherwise provided under Delaware law, newly created directorships and vacancies resulting from any cause may not be filled by any other person or persons. Any Director elected in accordance with this Paragraph 6(c) shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.

     (d)  Removal. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of
          Preferred Stock to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote generally in the election of Directors.

8.   A director of the Corporation shall not be personally liable to the
     Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, repeal or modification of this
     Paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation in respect of

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     any act or omission occurring prior to the time of such amendment, modification or repeal.

9.   Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote on the proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the
     Corporation is adopted by the affirmative vote of at least eighty percent
     (80%) of the members of the Board of Directors, approval of the amendment shall only require the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the proposed amendment to the Certificate of Incorporation.

10.  All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are
     hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto, to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the
     Corporation except by the affirmative vote of the holders of two-thirds
     (2/3) of the then outstanding shares of stock entitled to vote upon the election of directors.

11.  Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors, or by a committee of the Board of Directors that has been designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, and shall be held at such time, date and place, either within or without the state of Delaware, as shall be designated by resolution of the Board of Directors or such committee.
     Special meetings of stockholders may also be called by the affirmative vote of the holders of two-thirds (2/3) of the then outstanding shares of stock entitled to vote upon the election of directors.

12.  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

13.  The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and calling a Special Meeting of the Stockholders of the Corporation entitled to vote in respect thereof. Such amendment has been duly adopted by the consent of the stockholders in accordance with Sections 228 and 242(b) of the General
     Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Certificate of Incorporation this 30th day of March, 2007.

                                     /s/ Richard Rappaport
                                     ----------------------------
                                     Richard Rappaport, President

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